
FedEx

THIRD QUARTER 2019

EARNINGS CONFERENCE CALL

October 31, 2019

SPARTAN

COMMAND YOUR ROAD

FORWARD-LOOKING STATEMENT

This presentation contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this presentation are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this presentation, whether as a result of new information, future events, or otherwise.

OVERVIEW – 3Q19 VS. 3Q18


Revenue ($ M)
$226.2
$289.0
3Q18
3Q19


Net Income ($ M) (EPS)
$5.2
$10.4
$0.15
$0.29
3Q18
3Q19

- Revenue for 3Q19 up $62.8M, or 27.8%, to $289.0M from $226.2M
  - FVS up $61.2M, or 51.6% – increased sales of delivery vehicles in all vehicle classes
  - ER up $4.0M, or 6.6% – increased volume and higher pricing
  - SCV down $6.6M, or 12.7% – higher contract manufacturing volume offset by a decrease in luxury motor coach sales

- Net Income for 3Q19 up $5.1M, or 97.5%, to $10.4M
  - Reflects FVS volume and favorable material costs resulting from offshore sourcing and improved pricing
  - Increased start-up costs for upfit orders in South Carolina, Kansas City and Mexico
- EPS increased $0.14, or 93.3%, to $0.29 from $0.15 last year
- Excluding USPS backlog, 3Q19 backlog up 40.8%, or $132.9M to $458.8M

INVESTING IN OUR FUTURE

- M&A activity – coast to coast expansion
  - 3 acquisitions in 10 months
    - Expanded capacity with 8 manufacturing facilities
- Launched and expanded capacity
  - Ephrata TB – USPS completed / new 6 months TB backlog
  - Charlotte TB
  - Upfit facilities
    - North Charleston – Mercedes Sprinter
    - Kansas City – Ford Transit
    - Saltillo, MX – Ram ProMaster
- Investing in new products and technologies to drive future growth
  - New "purpose-built" Class 3 vehicle to be released in early 2020
  - New LMD shelving to drive customer efficiencies
  - Detroit Truck Manufacturing











ACQUISITION OF ROYAL TRUCK BODY

- Purchased Royal Truck Body
  - California based manufacturer of service truck bodies
  - $90M in cash, or $80M net of tax benefits
  - Full year revenues of approximately $45M - $50M
  - Adjusted EBITDA margins significantly higher than SCV margins
- Provides coast-to-coast geographic coverage
  - Six facilities located in California, Arizona and Texas
  - Together with General Truck Body, provides significant West Coast and Southwest truck body operations
  - Better serve current and prospective customers in the region
    - Expanded manufacturing capabilities
    - Fleet customers
    - New regional customers







GROWTH STRATEGY AT WORK

- Delivery vehicle – momentum continues unabated
  - Consumers spent $517.4B online in 2018, up 15%
  - FVS backlog up YOY 93% at 3Q19, excluding USPS
  - Reflects broad industry demand for vehicles across the GVWR spectrum
- Latest acquisition provides coast-to-coast manufacturing capabilities


Dr Pepper

FINANCIAL REVIEW
3RD QUARTER 2019

SPARTAN

COMMAND
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OVERVIEW – 3Q19 VS. 3Q18



Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$10.6
4.7%
$19.2
6.6%
3Q18
3Q19

- Adjusted EBITDA rose $8.6M to $19.2M
- Adjusted EBITDA margin increased 190 basis points to 6.6% of sales compared to 4.7% of sales
  - Primary driven by FVS volume, favorable material costs, pricing
  - Partially offset by start-up upfit and facility reconfiguration costs



Adjusted Net Income ($ M) (Adj EPS)
$6.0
$0.17
$12.3
$0.35
3Q18
3Q19

- Adjusted net income rose 106.0% to $12.3M from $6.0M
- Adjusted EPS of $0.35 versus $0.17 a year ago
- Backlog down 5.4% to $458.8M from $484.9M a year ago.
  - Excluding the unique USPS truck body order, backlog totaled $458.8M, up 40.8% compared to $325.9M in 2018

See GAAP reconciliation in Appendix

FLEET VEHICLES & SERVICES – 3Q19



FVS Revenues ($ M)
$118.4
$179.6
3Q18
3Q19



FVS Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$7.2
6.1%
$24.7
13.7%
3Q18
3Q19

- Revenue up $61.2M to $179.6M from $118.4M
  - Increased sales of delivery vehicles in all classes as well as improved pricing
- Adjusted EBITDA increased by $17.4M to $24.7M from $7.2M due to volume, more favorable material costs, and improved pricing, partially offset by upfit center start-up costs and facility reconfiguration
- Adjusted EBITDA margin increased 760 basis points to 13.7% of sales from 6.1%. Impacted by:
  - Favorable material costs resulting from increased offshore sourcing
  - Improved pricing
  - Upfit startup costs
  - Reconfiguration of the Bristol, Indiana facility.
- Excluding the USPS truck body order, backlog totaled $223.8M, up $107.6M or 93.0% compared to $116.2 at September 30, 2018

EMERGENCY RESPONSE – 3Q19


ER Revenues ($ M)
$60.3
$64.2
3Q18
3Q19


ER Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$0.6
1.0%
-1.7%
-$1.1
3Q18
3Q19

- Revenue up 6.6% to $64.2M from $60.3M
  - Increased volume and improved pricing
- Adjusted EBITDA fell $1.7M to a loss of $1.1M compared to a gain of $0.6M last year
  - Mix, higher material costs, partially offset by pricing and volume
- Backlog up 11.1% to $195.1M compared to $175.7M a year ago

SPECIALTY CHASSIS & VEHICLES – 3Q19


SCV Revenues ($ M)
$51.7
$45.1
3Q18
3Q19


SCV Adjusted EBITDA ($ M) (Adj EBITDA as % of Sales)
$5.9
$4.1
11.4%
9.0%
3Q18
3Q19

- Revenue down $6.6M, or 12.7%, to $45.1M from $51.7M last year
  - $5.9M decrease in luxury motor coach chassis sales, offset by higher contract manufacturing
- SCV adjusted EBITDA decreased $1.8M to $4.1M from $5.9M
- Adjusted EBITDA margin fell 240 basis points to 9.0% of sales from 11.4% of sales
  - Due to mix and increased manufacturing throughput
- Backlog up 17.5% to $39.9M, compared to $34.0M at September 30, 2018.

BALANCE SHEET – 3Q19

Spartan Motors, Inc.
Summary Balance Sheet
(unaudited)

($000's)	Sep 30, 2019	Dec 31, 2018
Assets		
Cash	$ 15,019	$ 27,439
Accts Receivable	112,455	106,801
Contract Assets	49,043	36,027
Inventory	87,936	69,992
PP&E	62,189	56,567
Right of Use Assets-Operating Leases	37,110	-
Other Assets	148,860	56,958
Total Assets	**$ 512,612**	**$ 353,784**
Liabilities & Shareholders' Equity		
Accts Payable	$ 83,723	$ 76,399
Long-term Operating Lease Liability	32,171	-
Long-term Debt	108,944	25,547
Other Liabilities	88,148	65,756
Total Liabilities	**312,986**	**167,702**
Shareholders' Equity	199,626	186,082
Total Liabilities & Equity	**$ 512,612**	**$ 353,784**
Total Liquidity		
Cash	$ 15,019	$ 27,439
Net Borrowing Capacity	40,189	86,410
Total Liquidity	**$ 55,208**	**$ 113,849**

- Total liquidity of $55.2M at 3Q19 reflects:
  - $15.0M cash on hand
  - $40.2M of borrowing capacity
- Long-term debt of $108.9M
  - Includes capital to support Royal Truck Body acquisition
  - Reflects $5.0M paid down on the revolving credit facility post-acquisition
  - Paid additional $10M down on revolver on October 21

FINANCIAL OUTLOOK - 2019

2019 Guidance				
($M except per share)	Low	Mid-point	High	MP% Increase Over Prev Guid
Revenue	$990.0	$995.0	$1,000.0	2%
Net income	$27.3	$28.1	$28.8	11%
Adjusted EBITDA	$51.9	$52.8	$53.7	18%
EPS	$0.77	$0.79	$0.81	10%
Adjusted EPS	$0.89	$0.91	$0.93	23%

CLOSING REMARKS

- We expect to see stronger year-over-year profitability growth in the fourth quarter of 2019
- Fundamentals of all three business segments remain strong
- Continue to work on operational and organization improvements to drive profitable growth
- Focused on executing strategic plan
- Spartan team determined to deliver exceptional growth in sales and profitability and increasing shareholder value

APPENDIX



COMMAND
YOUR ROAD

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This presentation contains adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is a non-GAAP financial measure. This non-GAAP measure is calculated by excluding items that we believe to be infrequent or not indicative of our continuing operating performance. For the periods covered by this release such items include expenses associated with restructuring actions taken to improve the efficiency and profitability of our manufacturing operations, various items related to business acquisition and litigation activities, and the impact executive severance and stock based compensation.

We present the non-GAAP measure adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining certain incentive compensation for our management team.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)
Consolidated
(In thousands, except per share data)
(Unaudited)

($000)	Three Months Ended September 30,	
Spartan Motors, Inc.	2019	2018
Net income attributable to Spartan Motors, Inc.	$10,354	$5,243
Add (subtract):		
Restructuring charges	137	501
Acquisition related expenses including stock compensation	1,684	267
Recall expense	-	112
Long term strategic planning expenses	-	277
Executive compensation plan	531	-
Litigation costs	-	321
Severance costs	234	-
DTA valuation allowance	-	(373)
Tax effect of adjustments	(606)	(360)
Adjusted net income attributable to Spartan Motors, Inc.	$12,335	$5,988
Net income attributable to Spartan Motors, Inc.	$10,354	$5,243
Add (subtract):		
Depreciation and amortization	2,691	2,600
Taxes on income	3,423	1,037
Interest expense	144	225
EBITDA	$16,612	$9,105
Add (subtract):		
Restructuring charges	137	501
Acquisition related expenses including stock compensation	1,684	267
Litigation costs	-	321
Recall expense	-	112
Long term strategic planning expenses	-	277
Executive compensation plan	531	-
Severance costs	234	-
Adjusted EBITDA	$19,198	$10,583
Diluted net earnings per share	$0.29	$0.15
Add (subtract):		
Restructuring charges	-	0.01
Acquisition related expenses including stock compensation	0.05	0.01
Litigation costs	-	0.01
Long term strategic planning expenses	-	0.01
Executive compensation plan	0.02	-
Severance costs	0.01	-
DTA valuation allowance	-	(0.01)
Tax effect of adjustments	(0.02)	(0.01)
Adjusted diluted net earnings per share	$0.35	$0.17

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Financial Summary (Non-GAAP)

Consolidated

(In thousands, except per share data)

(Unaudited)

	Forecast Year Ending December 31, 2019		
	Low	Mid	High
Net income	$ 27,314	$ 28,037	$ 28,759
Add:			
Depreciation and amortization	9,885	9,885	9,885
Interest expense	2,518	2,518	2,518
Taxes	6,800	7,000	7,200
EBITDA	$ 46,517	$ 47,440	$ 48,362
Add (subtract):			
Restructuring, acquisition and other charges	5,362	5,362	5,362
Adjusted EBITDA	$ 51,879	$ 52,802	$ 53,724
Earnings per share	$ 0.77	$ 0.79	$ 0.81
Add:			
Restructuring, acquisition and other charges	0.15	0.15	0.15
Less tax effect of adjustments	(0.03)	(0.03)	(0.03)
Adjusted earnings per share	$ 0.89	$ 0.91	$ 0.93


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SPARTAN

COMMAND
YOUR ROAD